SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 13, 2000



                           Packard BioScience Company
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



              333-24001                                   06-0676652
       (Commission File Number)                (IRS Employer Identification No.)


800 Research Parkway, Meriden, Connecticut                   06450
 (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (203) 238-2351



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Item 2. Acquisition or Disposition of Assets

On October 2, 2000, Packard BioScience Company (the "Company") acquired certain assets and assumed certain liabilities of the life sciences division (the "Division") of GSI Lumonics, Inc., a New Brunswick corporation ("GSI"), for $40 million in cash and approximately 4.6 million shares of the Company's common stock, pursuant to the terms and conditions of an Asset Purchase Agreement dated August 19, 2000 (the "Agreement") among the Company and two subsidiaries of GSI, GSI Lumonics Life Science Trust (the "Trust") and GSI Lumonics Trust, Inc. (the "Trustee"), as trustee for the Trust. The nature and amount of the consideration paid in the acquisition were determined by negotiations between GSI and the Company following a bidding process in which GSI solicited proposals from potential acquirers. The Agreement is filed herewith as Exhibit 2.1.

The Division is a leading provider of imaging equipment and bioinformatics software for biochip and microarray applications. The Company intends to integrate the business of the Division into a newly formed subsidiary, Packard BioChip Technologies, LLC, and to continue such business as presently conducted.

None of GSI, the Trust or the Trustee had a material relationship with the Company or any of its respective affiliates, officers, directors, or associates of such officers or directors, prior to the acquisition. The Company utilized a combination of available cash and borrowings under its revolving credit facility to fund the cash portion of the acquisition price.

The Company's press release, dated October 2, 2000, titled "Packard BioScience Completes Acquisition of GSLI Life Sciences" is attached hereto as Exhibit 99.1.

Item 5. Other Events

The Company recently entered into a joint marketing agreement with Agencourt Bioscience Corporation ("Agencourt"), related to the marketing of Agencourt's DNA purification reagents. As part of the marketing arrangement, the Company made an equity investment of $1,250,000, representing approximately 8% of the outstanding equity of Agencourt. Agencourt is controlled by three sons of Richard T. McKernan, an officer and director of the Company. The transaction was reviewed and approved by all of the disinterested directors.

The Company's press release, dated October 11, 2000, titled "Packard BioScience Company Announces Strategic Marketing Alliance and Equity Stake in Agencourt Bioscience Corporation" is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a)   Financial Statements.
     At the time of this filing, it is impracticable to provide the required financial statements of the Trust. The required financial statements will be filed in an amendment to this report on Form 8-K as soon as practicable but no later than 60 days after the date of filing of this report with the U.S. Securities and Exchange Commission.

b)   Pro Forma Financial Information.
     At the time of this filing, it is impracticable to provide the required pro forma financial information of the Company reflecting the pro forma effect of the acquisition on certain historical Company financial information. The required pro forma financial information will be filed in an amendment to this report on Form 8-K as soon as practicable but no later than 60 days after the date of filing of this report with the U.S. Securities and Exchange Commission.



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c)   Exhibits.

     2.1  Asset  Purchase  Agreement,  dated  August  19,  2000,  among GSI
     Lumonics  Life  Science  Trust,  GSI  Lumonics  Trust,   Inc.  and  Packard
     BioScience  Company dated August 19, 2000 (the "Agreement") (1).

     99.1  Press Release dated October 2, 2000

     99.2  Press Release dated October 11, 2000

     (1) The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601 (b) (2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                              PACKARD BIOSCIENCE COMPANY


                                                  /s/ Emery G. Olcott
                                        By:------------------------------------
                                               Name:  Emery G. Olcott
                                               Title: Chairman of the Board,
                                                      Chief Executive Officer
                                                      and President


Date:  October 13, 2000



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                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


Exhibit No.        Description
-----------        --------------

   2.1 Asset Purchase Agreement, dated August 19, 2000, among GSI Lumonics Life Science Trust, GSI Lumonics Trust, Inc. and Packard BioScience Company (the "Agreement") (1).

   99.1            Press Release dated October 2, 2000

   99.2            Press Release dated October 11, 2000

(1) The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601 (b) (2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.